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                                   EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-KSB, into the Company's previously filed Registration Statement File No. 333-30321 on Form S-8, Registration Statement File No. 333-30345 on Form S-8, Registration Statement File No. 333-05342-LA on Form S-3, and into Registration Statement File No. 333-37585 on Form S-3.

                                               /s/ Arthur Andersen LLP
                                               ---------------------------------
                                                   ARTHUR ANDERSEN LLP

Orange County, California
May 14, 1998



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